                                                                    EXHIBIT 99.1



                             REGISTRATION AGREEMENT


          This Registration Agreement (this "Agreement") is made and entered into as of _____, 1996, by and among U.S. Robotics Corporation, a Delaware corporation ("USR"), and each of the stockholders of Scorpio Communications Ltd., an Israeli private company limited by shares (the "Company") who have executed and delivered an Acceptance and Adoption Agreement (each, a "Stockholder" and collectively, the "Stockholders"). This Agreement forms a part of an offer accepted by the holders of more than 90% of the value of the Company Common, and by which all other holders of Company Common are bound pursuant to notice given under Section 236 of the Company's Ordinance, and accordingly the Section 236 Holders are, by virtue of Section 236 of the Companies Ordinance, entitled to the benefits and subject to the obligations imposed on the Stockholders hereunder, all subject to the terms and conditions hereof.

     The parties hereto, intending legally to be bound, hereby agree as follows:

1.        Definitions.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement for Exchange of Shares, dated as of July 2, 1996, among USR, USR International, Inc., a Delaware corporation and indirectly wholly-owned subsidiary of USR ("Holdings"), the Company and the Stockholders (the "Exchange Agreement").

          All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Exchange Agreement. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

          (a) "Business Day" means any day on which trading is conducted on NASDAQ.

          (b) "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplements with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, by any other amendments and prospectus supplements (including post-effective amendments), and by any material incorporated by reference therein.

          (c) "Registrable Securities" means (x) the shares of USR Common received by the Stockholders at the Closing under the Exchange Agreement pursuant to Section 2.5 of the Exchange Agreement (including Escrow Shares, as defined in the Exchange Agreement), (y) the shares of USR Common received by the Section 236 Holders pursuant to the Section 236 Action and Section 236 of the Companies Ordinance, and (z) any securities issued or issuable in respect of or in exchange for any of the shares of USR Common referred to in clauses
(x) or (y) above by way of a stock dividend or stock split or in connection with a combination of shares of USR Common, recapitalization, reclassification, merger, consolidation, or exchange offer. For purposes of this Agreement, a Registrable Security ceases to constitute a Registrable Security (i) when such Registrable Security shall have been effectively registered under the Securities Act and disposed of pursuant to the Registration Statement, (ii) when such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by USR together with a letter from the Secretary of USR confirming that the restriction has terminated, (iv) on the third anniversary of the Closing under the Exchange Agreement, (v) with respect to any particular Stockholder, on the date on which all of such Stockholder's remaining Registrable Securities could be sold to the public in a single transaction in compliance with Rule 144 under the Securities Act, or (vi) when such Registrable Security shall have ceased to be outstanding.

          (d) "Registration Statement" shall have the meaning set forth in
Section 2.

          (e) "Section 236 Holder" shall mean any Company Holder to whom USR Common is issued in exchange for such Company Holder's Company Common in a compulsory exchange pursuant to Section 236 of the Companies Ordinance.

          (f) "Stockholder" means any Stockholder as well as such Stockholder's transferees as permitted by Section 9(c) of this Agreement.

          (g) "Termination Date" shall have the meaning set forth in Section 2.

2.        Shelf Registration.

          (a) Effective Registration. USR shall, to the extent it has not already done so, file with the SEC under the Securities Act a Registration Statement on Form S-3 or such other registration form as USR shall deem appropriate (the "Registration Statement") covering the sale on a continuous or delayed basis pursuant to Rule 415 thereunder (or any similar rule that may be adopted by the SEC) of all securities that, upon the Closing under the Exchange Agreement or upon completion of the Section 236 Action, shall constitute Registrable Securities. USR shall cause such Registration Statement to be declared effective no later than the date of the Closing, and shall thereafter keep the Registration Statement continuously effective until the first date (the "Termination Date") on which no Registrable Securities originally covered by such Registration Statement shall constitute Registrable Securities.

          (b) Inclusion of Other Securities. No securities other than Registrable Securities shall be included in the Registration Statement; provided, however, that nothing contained in this Agreement shall prohibit USR from filing other registration statements.

3.        Registration Procedures.

          (a) USR Procedures. In connection with USR's registration obligations pursuant to Section 2, USR shall use its best efforts to keep continuously effective the Registration Statement for the period of time provided in Section 2, to permit the sale of Registrable Securities pursuant to the Registration Statement in accordance with the intended method or methods of distribution thereof specified in the Registration Statement or in the related Prospectus(es), and shall:

                 (i) comply with such provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition thereof set forth in such Registration Statement or such Prospectus or supplement thereto;

                 (ii) notify the Stockholders' Agents, promptly (A) when the Registration Statement, Prospectus or supplement thereto or further post-effective amendment has been filed, and, with respect to the Registration Statement or further post-effective amendment when it has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any filing and of any stop order suspending the effectiveness of the Registration Statement or the initiation of any





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         proceedings for that purpose, (D) of the receipt by USR of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that makes any statement made in the Registration Statement, Prospectus or any document incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, Prospectus or any document incorporated therein by reference in order that such documents not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (F) of USR's determination that a further post-effective amendment to the Registration Statement would be appropriate;

                 (iii) furnish to the Stockholders' Agents, without charge, as many conformed copies as may reasonably be requested by such Stockholders' Agents, of the Registration Statement and any further amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (iv) deliver to the Stockholders' Agents, without charge, as many copies of the then effective Prospectus covering such Registrable Securities and any amendments or supplements thereto as such Person may reasonably request (provided, that nothing herein shall require the Company to have the Registration Statement or any Prospectus professionally typeset);

                 (v) register, qualify, obtain an exemption therefrom, or cooperate with the Stockholders, the Section 236 Holders and their respective counsel in connection with the registration or qualification or exemption therefrom of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as reasonably requested in writing by the Stockholders' Agents and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statement; provided, however, that USR shall not be required to (w) qualify as a foreign corporation or generally to transact business in any jurisdiction where it is not then so qualified, (x) qualify as a dealer (or other similar entity) in securities, (y) otherwise subject itself to taxation in connection with such activities, or (z) take any action which would subject it to general service of process in any jurisdiction where it is not then so subject;

                 (vi) upon the occurrence of any event contemplated by clauses (E) or (F) of paragraph (ii) above, promptly prepare and file, if necessary, a further post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that the Registration Statement and the Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (vii) in no event later than three (3) Business Days before filing the Registration Statement, any further amendment thereto, any Prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents), furnish to the Stockholders' Agents copies of all such documents proposed to be filed;

                 (viii) not file the Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents) to which the Stockholders and/or Section 236 Holders holding a majority of the Registrable Securities shall have reasonably objected, as evidenced by written notice to USR from the Stockholders' Agents, within three (3) Business Days after receipt of such documents, to the effect that the Registration Statement or amendment thereto or Prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (including, without limitation, in respect of any information describing the manner in which the Stockholders and/or Section 236





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

         Holders acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), (provided that the foregoing shall not limit the right of any Stockholder or
         Section 236 Holder reasonably to object, within three (3) Business Days after receipt of such documents, to any particular information relating specifically to such Stockholder or Section 236 Holder that is to be contained in the Registration Statement, Prospectus or supplement, including, without limitation, any information describing the manner in which such Stockholder or Section 236 Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if USR is unable to file any such document due to the objections of the Stockholders and/or Section 236 Holders, USR shall use its best efforts to cooperate with the Stockholders and/or Section 236 Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of the Stockholders and/or
         Section 236 Holders; and

                 (ix) promptly after the filing of any document that is to be incorporated by reference into the Registration Statement or Prospectus, provide copies of such document to the Stockholders' Agents.


         (b)     Stockholder and Section 236 Holder Procedures.

                 (i) USR may require each Stockholder and Section 236 Holder to furnish to USR such information regarding such Stockholder or Section 236 Holder and the distribution of such Registrable Securities as USR may from time to time reasonably determine to be necessary in order to allow USR to comply with Section 2(a) hereof.

                 (ii) Each Stockholder and Section 236 Holder agrees to use its best efforts to cooperate with USR in all reasonable respects in connection with the preparation and filing of the Registration Statement, any amendment thereto, any Prospectus and any Prospectus supplement.

                 (iii) Stockholders and Section 236 Holders selling Registrable Securities shall not be required to deliver any documents in connection with such sale other than (A) stock certificates and normal transfer documents and (B) a certification from the Stockholder that such sale has been made in compliance with this Agreement, and that the seller has delivered a current copy of the Prospectus to the purchaser.

4.       Selling Restrictions.

         (a) Each Stockholder and Section 236 Holder agrees to notify USR, directly or through the Stockholders' Agents, at least two (2) Business Days prior to any disposition of Registrable Securities pursuant to the Registration Statement of such Stockholder's or Section 236 Holder's intent to sell or otherwise dispose of any Registrable Securities. Such notice shall be in writing, by facsimile or by an actual telephone conversation with either (x) USR's Vice President, Finance and Chief Financial Officer or (y) USR's Vice President, General Counsel and Secretary or (z) USR's Director, Office of the Corporate Secretary at the address, facsimile number or the phone number, as the case may be, all as set forth in Section 9(d) below. USR will exert reasonable efforts to respond to such notice by the next Business Day on which the notice is actually received, but in any event, USR shall respond no later than the second Business Day following the date of receipt. Such response shall consist of one of the following:

                 (i) an oral or written confirmation that USR knows of no reason why the Stockholder or Section 236 Holder should not proceed with the proposed sale or disposition; or

                 (ii) a notification that the proposed disposition must be delayed for a specified period of up to thirty (30) days as provided in Section 4(b) below; or





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


                 (iii) a confirmation from either (A) the Vice President, Finance and Chief Financial Officer, or (B) the Vice President, General Counsel and Secretary or (C) the Director, Office of the Corporate Secretary of USR that USR requires a limited time, not to exceed three (3) Business Days following USR's receipt of the Stockholder's or Section 236 Holder's notice, within which to determine which of the foregoing responses is appropriate under the circumstances.

Each Stockholder and Section 236 Holder agrees not to sell or otherwise dispose of any Registrable Securities until the expiration of the applicable time period described in clauses (ii) and (iii) above. The failure by USR to respond by the end of the second Business Day shall be deemed to be no objection to the proposed sale or disposition; provided that the Stockholder or
Section 236 Holder has made a second attempt to contact USR by telephone or facsimile prior to the end of such second Business Day.

         (b) In response to any notice given pursuant to Section 4(a), USR may restrict disposition of such Registrable Securities, in which event such Stockholder or Section 236 Holder agrees not to dispose of such Registrable Securities, provided that:

                 (i) USR shall have delivered a notice in writing to such Stockholder or Section 236 Holder, either directly or through the Stockholders' Agents, stating that a delay in the disposition of such Registrable Securities is necessary because USR, in its reasonable judgment, has determined that such sales would require public disclosure by USR of material nonpublic information that USR deems it advisable not to disclose and the specified period (which, subject to Sections 4(a)(iii) and 4(b)(iii), shall not exceed thirty (30) days) in which such disposition may not be made; provided, however, that no such delay shall be imposed unless USR shall equally prohibit during the period of such delay any sale of USR's securities by any executive officer or director of USR and by all holders of registration rights similar to those granted by this Agreement;

                 (ii) in the event of the delivery of the notice described in (b)(i) above by USR, USR shall use its best efforts to amend the Registration Statement or amend or supplement the Prospectus, if necessary, and to take all other actions necessary to allow the proposed disposition to take place as promptly as possible after the conditions referred to therein have ceased to exist;

                 (iii) USR shall not restrict dispositions under (b)(i) above for a period exceeding thirty (30) days unless USR shall have delivered to the Stockholder or Section 236 Holder, within the period specified in the notice referred to in Section 4(b)(i) and subject to the restrictions set forth in Section 4(b)(i), either directly or through the Stockholders' Agents, a second notice in writing extending the restriction period up to an additional fifteen (15) days (or such shorter period of time as specified in the notice);

                 (iv) in no event shall USR be permitted to extend the restriction period under (b)(i) above beyond the forty-five (45) day period, and USR shall not restrict sales of Registrable Securities by such Stockholder or Section 236 Holder under (b)(i) above more than a total of twice in any twelve (12) month period; and

                 (v) the expiration of the period specified in the notice under Section 4(b)(i) or Section 4(b)(iii) without any further action on behalf of such Stockholder, such Section 236 Holder or USR will be deemed to be no objection by USR to the proposed disposition, which may be made immediately thereafter.

         (c) Each Stockholder and each Section 236 Holder agrees not to effect any public sale or distribution of any of USR's securities during the period beginning ten (10) days prior to and ending up to ninety (90) days after, the closing of an underwritten offering of securities by USR if the managing underwriter in such offering determines the sale of Registrable Securities by a Stockholder or Section 236 Holder would have an adverse




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

effect on an orderly public distribution of securities in the underwritten offering or would have an adverse effect on the price of the securities offered in the underwritten offering; provided, that each executive officer and director of USR and each holder of registration rights similar to those granted by this Agreement is subject to the same restrictions, provided, further, that in the event of any underwritten secondary offering, USR shall provide notice of such proposed offering to the Stockholders and the Section 236 Holders, either directly or through the Stockholders' Agents, and, if within ten (10) days of receipt of such notice, the Stockholders and/or the Section 236 Holders submit a request, directly or through the Stockholders' Agents, to USR specifying an aggregate number of Registrable Securities in excess of 20,000 shares of USR Common (as adjusted if USR shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the USR Common or declare a dividend, or make a distribution, on the USR Common in any security convertible into USR Common) that they propose to sell, USR shall use reasonable efforts to include the shares of Registrable Securities specified in such request, in the offering and if the underwriter(s) inform USR that not all of such shares can be included in the offering, then such shares will be included in the offering on a pro rata basis with the other shareholders of USR having similar "piggyback" rights.

         (d) Each Stockholder and each Section 236 Holder agrees that, upon receipt of any notice from USR, either directly or through the Stockholders' Agents, of the happening of any event of the kind described in Sections 3(a)(ii)(B)-(F), such Stockholder or Section 236 Holder shall forthwith discontinue all sales and distributions of Registrable Securities pursuant to the then current Prospectus until such Stockholder, or such Section 236 Holder receives copies of a supplemental or amended Prospectus contemplated by Section 3(a)(vi), or until such Stockholder or such Section 236 Holder (directly or by notice from USR to the Stockholders' Agent) is advised in writing by USR that the use of the Prospectus may be resumed, and, if so directed by USR, such Stockholder or such Section 236 Holder or such Stockholders' Agent will deliver to USR all copies then in the possession of such Stockholder or such Stockholders' Agent of the Prospectus in effect with respect to the Registrable Securities at the time of such notice by USR. Subject to USR's rights under Sections 4(b) and 4(c), USR shall promptly take all such action as may be necessary or appropriate, including, without limitation, the filing of an amendment to the Registration Statement and/or the filing of an amended or supplemental Prospectus, to limit the duration of any discontinuance with respect to the sale and distribution of Registrable Securities pursuant to this
Section 4(d).

         (e) The Stockholders and the Section 236 Holders shall not be subject to any restrictions in the sale of their Registrable Securities other than (i) restrictions imposed by law, (ii) the restrictions described in this Agreement, (iii) in the case of Stockholders or Section 236 Holders who became employees, officers or directors of USR, any restrictions applicable to employees, officers or directors generally under policies of USR (including, without limitation, policies relating to executive officers of USR in connection with Section 16(a) of the Exchange Act), and (iv) restrictions arising under other agreements to which such Stockholder or Section 236 Holder is a party.

5.       Registration Expenses.

         All expenses incident to USR's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if USR elects to obtain such insurance) and reasonable fees and expenses of any special experts retained by USR in connection with any registration hereunder (all such expenses being herein referred to as "Registration Expenses"), shall be borne by USR; provided, however, that Registration Expenses shall not include any sales or underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities or the fees





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and expenses of counsel to the Stockholders and the Section 236 Holders, all of
which shall be borne by the Stockholder or Section 236 Holder selling such Registrable Securities.

6.       Indemnification; Contribution.

         (a) Indemnification by USR. USR shall indemnify and hold harmless, to the full extent permitted by law, each Stockholder, each Section 236 Holder and such Stockholder's or Section 236 Holder's respective general partners, officers, employees, directors and agents, and each Person who controls (within the meaning of the Securities Act) such Stockholder or Section 236 Holder, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in each case, insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to USR by such Stockholder for use therein. This indemnity is in addition to any liability that USR may otherwise have; provided, however, that the foregoing shall not (i) extend to any misstatement or omission that is based upon any misrepresentation or breach of warranty by the Company or any Stockholder under the Exchange Agreement or (ii) limit any right of USR to indemnity under the Exchange Agreement.

         (b) Indemnification by the Stockholders. Each Stockholder shall indemnify and hold harmless, to the full extent permitted by law, USR, its officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) USR, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to USR by such Stockholder expressly for use therein. This indemnity is in addition to any liability that such Stockholder or Section 236 Holder may otherwise have.

         (c) Conduct of Indemnification Proceedings. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant





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

or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall, at the Indemnifying Party's expense, furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         (d)     Contribution.

                 (i) If for any reason the indemnification provided for in this Section 6 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of an Indemnifying Party and Indemnified Party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, an Indemnified Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.       Rule 144.

         USR shall take such further action as any Stockholder or Section 236 Holder may reasonably request to the extent required from time to time to enable such Stockholder or Section 236 Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144.


8.       Termination.

         This Agreement shall terminate at the Termination Date; provided, however, that the provisions of Sections 6 and 7 shall survive the termination of this Agreement.

9.       Miscellaneous.

         (a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that





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

the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless USR shall have obtained the prior written consent of the Stockholders and/or Section 236 Holders holding 50% of the securities at the time constituting Registrable Securities.

         (c) Transferability. The rights provided by this Agreement are transferable by a Stockholder or Section 236 Holder (i) by will or intestacy,
(ii) to an immediate family member, (iii) to a trust the beneficiaries of which are exclusively Stockholders or Section 236 Holders, or (iv) any other person controlling, controlled by or under common control with such person, whether by ownership or control of voting securities, by contract or otherwise, provided, that in the case of any such transfer (x) USR is given written notice of the transfer and the name, address, telephone number and facsimile number of the transferee, and (y) the subsequent transferee agrees in writing to be bound by the terms of this Agreement, and a copy of such agreement of the transferee is delivered to USR.

         (d) Notices. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing. Except as otherwise provided in Section 4(a), notices shall be deemed sufficiently given for all purposes under this Agreement (i) when delivered in person, (ii) on the next business day following the date when dispatched by telegram (upon written confirmation of receipt), by electronic facsimile transmission or (upon written confirmation of receipt) or by a nationally recognized overnight courier service, or (iii) five Business Days after being deposited in the mail, postage prepaid, if mailed. All Notices shall be delivered as follows:

                 (i) if to a Stockholder or a Section 236 Holder, at the address indicated on USR's register relating to such securities or at such other address as such Stockholder or Section 236 Holder may have furnished to USR in writing

                 (ii)        if to the Stockholders' Agents, at:

                             Tulchinsky Stern
                             22 Kanfei Nesharim Street
                             Jerusalem 95464
                             Attention:  Doran Stern
                             Telephone:  972-2-651-1919
                             Facsimile:  972-2-651-3133

                 (iii)       if to USR, at:

                                 U.S. Robotics Corporation
                                 8100 North McCormick Boulevard
                                 Skokie, Illinois  60076
                                 Facsimile No.:  847-933-5551
                                 Attention:      George A. Vinyard
                                                 Vice President,
                                                   General Counsel and Secretary
                                                 Telephone:  (847) 933-5830
                                                 Facsimile:  (847) 933-5149

                                                 Mark Remissong

                                                   Vice President, Finance
                                                     and Chief Financial Officer
                                                   Telephone:  (847) 933-5796
                                                   Facsimile:  (847) 933-5551

                                                   Robin Bourne Carris
                                                   Director, Office of the
                                                   Corporate Secretary
                                                   Telephone:  (847) 933-5922
                                                   Facsimile:  (847) 933-5149

                             with a copy to:

                                 Mayer, Brown & Platt
                                 190 South LaSalle Street
                                 Chicago, Illinois  60603
                                 Facsimile No.:  (312) 701-7711
                                 Attention:  Richard S. Millard

or to such other addresses, telephone numbers and facsimile numbers as USR may hereafter designate by a notice given in accordance herewith.

         (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of USR, and each Stockholder and each Section 236 Holder, their respective successors, heirs, legal representatives, and the assignees of USR and, to the extent permitted by Section 9(c), the assignees of any Stockholder or Section 236 Holder.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings; Construction. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to sections of this Agreement, "or" is inclusively disjunctive, and words in the singular include the plural and vice versa. In computing any period of time specified in this Agreement or in any Notices, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., Chicago time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is no date in the last month of such period that has the same numerical designation as of the date of such act or event, such period shall expire on the last day of the last month of such period.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         (i) Severability. If one or more of the provisions hereof, or the applicable thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby, and the provisions held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable.

         (j) Entire Agreement. This Agreement is intended by the parties hereto to be a final expression thereof and (together with the Exchange Agreement) is intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among USR and any of the Stockholders and/or Section 236 Holders with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                   U.S. ROBOTICS CORPORATION

                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

STOCKHOLDERS:


[insert names]




SECTION 236 HOLDERS


[insert names]